UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 25, 2015

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Fl New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 205-6300

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 25, 2015, Chimera Investment Corporation (the “Company”) issued a press release announcing that the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”) will be held on December 10, 2015 (the “Annual Meeting”). Stockholders of record at close of business on October 21, 2015 will be entitled to notice of and to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at October 5, 2015. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Company’s principal executive offices at 520 Madison Ave, 32nd Floor, New York, NY 10022 (the “Executive Offices”) by October 5, 2015, be directed to the attention of the Secretary, and contain the information required under Rule 14a-8.

Also, pursuant to the terms and conditions of the Company’s Bylaws, in order for a shareholder proposal made outside of Rule 14a-8 or a director nomination to be considered timely, the proposal or nomination must be received by the Company at the Executive Offices by October 5, 2015, be directed to the attention of the Secretary, and contain the information required by the Company’s Bylaws.

Item 9.01  Financial Statements and Exhibits

         (d)     Exhibits

99.1      Press Release, dated September 25, 2015, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	September 25, 2015